Appendix A
to OPERATING EXPENSES LIMITATION AGREEMENT
As Amended 5/29/15

Separate Series of Hatteras Alternative Mutual Funds Trust

Series and Class	Operating Expense Limit

Hatteras Alpha Hedged Strategies Fund – No Load	2.99%

Hatteras Alpha Hedged Strategies Fund – Class A	3.49%

Hatteras Alpha Hedged Strategies Fund – Class C	4.24%

Hatteras Alpha Hedged Strategies Fund – Institutional Class	2.99%

Hatteras Long/Short Equity Fund – Class A	2.99%

Hatteras Long/Short Equity Fund – Institutional Class	2.49%

Hatteras Long/Short Debt Fund – Class A	2.99%

Hatteras Long/Short Debt Fund – Class C	3.74%

Hatteras Long/Short Debt Fund – Institutional Class	2.49%

Hatteras Hedged Strategies Fund – Institutional Class	2.25%

Hatteras Managed Futures Strategies Fund – Class A	2.99%

Hatteras Managed Futures Strategies Fund – Institutional Class	2.49%

Hatteras Event Driven Fund – Class H	2.00%

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

By: ______________________
Name: J. Michael Fields
Title: Secretary

HATTERAS FUNDS, LLC

By: ______________________
Name: J. Michael Fields
Title: Chief Operating Officer